TRI-PARTY  AGREEMENT FOR DISTRIBUTION  SERVICES

THIS   AGREEMENT  is  made  as  of  March  28,  2014,  between  The  PSG  Capital Management  Trust  (the  "Trust "  and/or Investment Company  "JC",  or  "Fund"),  a Delaware   business  Trust,  PSG  Investment  Advisors,  LLC.  the  Registered Investment Advisor (the "RIA '') a   Maryland  Corporation,  and Arbor Court Capital, LLC ("ACC"),  a limited liability corporation organized  and existing  under the laws of the State of Ohio.

WHEREAS  the Trust/IC  is registered  under the Investment  Company  Act of 1940, as amended  ("1940  Act"),  as  an  open-end  management  investment  company,  and  has registered one or more distinct series of shares of beneficial interest ("Shares") for sale to the public under the Securities Act of 1933, as amended ("1933"),  and has qualified its shares for sale to the public under various state securities laws; and

WHEREAS  the Trust/IC desires to retain  ACC as principal  underwriter  in connection with the offering and sale of the Shares of each series listed on Schedule A (as amended from time to time) to this Agreement; and

WHEREAS  this Agreement  has  been  approved  by a vote of  the Trust/IC's  board of trustees or directors ("Board")  and its disinterested  trustees/directors in conformity  with Section 15(c) under the 1 940 Act; and

WHEREAS ACC is willing to act as principal underwriter for the Trust/ICon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration  of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows;

1.        Appointment. The Trust/IC hereby appoints ACC as its agent to be the principal underwriter so as to hold itself out as available to receive and accept orders for the purchase and redemption of the Shares on behalf of the Trust/IC, subject to the terms and for the period set forth in this Agreement. ACC hereby accepts such appointment and agrees  to  act  hereunder.     The  Trust/IC  understands  that  any  solicitation  activities conducted on behalf of the Trust/IC  will be conducted primarily, if not exclusively, by employees of the Trust/IC's sponsor who shall become registered representatives of ACC or whose broker dealer will establish dealer agreements with ACC in its capacity as distributor. ACC acknowledges that the Trust/IC may hire third party marketers ("TPM") to assist with the gathering of assets.  The TPM(s) or their broker dealer will enter into a dealer agreements with ACC only to the extent the TPM will be receiving 12b-l  fees.

2.

Services and Duties of ACC.

(I)        ACC agrees to sell Shares on a best efforts basis from time to time during the term of this Agreement as agent for the Trust/IC and upon the terms described in the Registration Statement.   As used in this Agreement,  the term  "Registration    Statement"   shall   mean   the   currently   effective registration statement of the Trust/IC, and any supplements thereto, under the 1933 Act and the 1940 Act.

(2)       ACC will hold itself available to receive purchase and redemption orders satisfactory to ACC for Shares and will accept such orders on behalf of the Trust/IC.  Such purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

(3)       ACC, with the operational assistance of the Trust/IC's  transfer agent, shall make   Shares   available    through    the   National    Securities    Clearing Corporation's  Fund/SERV System.

(4)       ACC  shall   provide   to   investors   and  potential   investors   only   such information  regarding   the  Trust/IC  as  the  Trust/IC  shall  provide  or approve.  ACC shall review and file all proposed advertisements and sales literature  with  appropriate  regulators  and  consults  with  the  Trust/IC regarding any comments provided by regulators with respect to such materials.

(5)       The  offering   price  of  the  Shares  shall  be  the  price  determined   in accordance  with,  and  in  the  manner  set  forth  in,  the  most   current Prospectus.  The  Trust/IC or  its  transfer agent  shall  make available  to ACC a statement of each computation of net asset value and the details of entering into such computation.

(6)       ACC at its sole discretion may repurchase Shares offered for sale by the shareholders.   Repurchase  of  Shares  by  ACC  shall  be  at  the  price determined in accordance  with, and in the manner set forth in, the most current Prospectus.  At the end of each business day, ACC shall notify, by any appropriate means, the Trust/IC and its transfer agent of the orders for repurchase of Shares received by ACC since the last report, the amount to be  paid for  such  Shares, and  the  identity  of  the shareholders  offering Shares for repurchases.   The Trust/IC reserves the right to suspend  such repurchase right upon written notice to ACC.  ACC further agrees to act as agent for the Trust/IC  to receive and transmit promptly to the Trust/IC's transfer agent shareholder requests for redemption of Shares.

(7)

ACC shall not be obligated to sell any certain number of shares.

(8)       ACC shall prepare reports for the Trust/IC's board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

(9)        In its capacity as distributor of  the Shares, all  activities  of  ACC  and  its partners,  agents, and  employees shall  comply  with  all  applicable laws, rules and regulations, including without  limitation, the 1940  Act, all application rules and regulations promulgated by the SEC thereunder, and all applicable rules  and  regulations adopted  by any securities association registered  under the Securities Exchange  Act of 1934.

(10)      Whenever  in their  judgment  such  action  is warranted  by unusual  market, economic or  political  conditions or  by  abnormal   circumstances  of  any kind, the Trust/IC's officers  may upon  reasonable notice instruct  ACC  to decline to accept  any orders for or make any sales of the Shares  until such time as those officers deem it advisable to accept  such orders  and to make such sales.

3.

Duties of the Trust/IC.

(1)       The Trust/IC shall  keep ACC fully  informed  of its affairs that impact  this Agreement   and  shall  provide  to  ACC  from  time  to  time  copies   of  all information,    financial    statements,  and   other   papers   that   ACC   may reasonably  request for use in connection with the distribution of Shares, including,  without  limitation, certified  copies  of any financial  statements prepared  for  the Trust/IC by its independent public  accountant and  such reasonable  number  of copies  if the most current  Prospectus, Statement of Additional  Information ("SAl"),  and  annual  and  interim  reports  as  ACC may request, and  the Trust/IC  shall  fully cooperate in the efforts  of ACC to sell and arrange  for the sale of Shares.

(2)        The Trust/IC  shall  maintain  a currently  effective Registration Statement on   Form   N-IA    with   the  Securities  and   Exchange   Commission  (the "SEC"), maintain  qualification with applicable states and file such  reports and other documents as may be required  under applicable  federal  and state laws.  The Trust/IC  shall notify  ACC  in writing of the states in which  the Shares  may  be sold  and  shall  notify  ACC  in  writing  of  any  changes to such   information.    The   Trust/IC  shall   bear   all  expenses   related   to preparing   and  typesetting such   Prospectuses, SAl  and  other   materials required  by law  and  such  other  expenses, including  printing  and  mailing expenses,  related  to the Trust/IC's communication with  persons who  are shareholders.

(3)        The  Trust/IC  and/or  the  RIA shall  not  use  any  advertisements or  other sales materials  that have not been (i) submitted  to ACC for its review  and approval, and (ii) filed with the appropriate regulators.

(4)       The Trust/IC  represents and warrants that its Registration Statement  and any advertisements  and sales literature  (excluding statements  relating  to ACC and the services it provides that are based upon written information furnished by ACC expressly for inclusion therein) of the Trust/IC shall not contain any untrue statement of material fact or omit to state any material fact  required  to  be stated  therein  or  necessary  to make  the  statements therein not misleading, and that all statements or information furnished to ACC, pursuant to Section 3 hereof, shall be true and correct in all material respects.

4.         Other Broker-Dealers.   ACC in its discretion may enter into agreements to sell Shares to such registered and qualified retail dealers, as reasonably requested by the Trust/IC and or the RIA.   In making agreements  with such dealers, ACC shall  act only  as  principal  and  not  as  agent  for  the  Trust/IC.    The  form of  any  such  dealer agreement shall be mutually agreed upon and approved by the Trust/IC and/or  RIA and ACC.

5.         Withdrawal of Offering.  The Trust/IC reserves the right at any time to withdraw  all offerings  of any or  all Shares  by written  notice to ACC at its  principal office.  No Shares shall be offered by either ACC or the Trust/IC under any provisions of this  Agreement  and  no orders  for  the  purchase or  sale  of  Shares  hereunder  shall  be accepted  by the Trust/IC  if and so long as effectiveness  of the Registration Statement then  in  effect  or  any  necessary  amendments  thereto  shall  be  suspended  under  any provisions  of the 1933  Act, or  if and so long as a current  prospectus as  required  by Section 5(b)(2) ofthe 1933 Act is not on file with the SEC.

6.         Services Not Exclusive.   The services  furnished  by ACC hereunder  are not to be deemed exclusive and ACC shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.  The Trust/IC reserves the right  to (i) sell Shares  to investors on  applications  received and accepted  by  the Trust/IC; (ii) issue Shares in connection with a merger, consolidation or recapitali zation ofthe Trust/IC; or (iii) issue additional Shares to shareholders.

7.         Expenses of the Trust/JC.  The Trust shall bear all costs and expenses of registering  the Shares  with  the SEC  and state  and other  regulatory bodies, and  shall assume expenses related to communications with shareholders of the Trust/IC including, but not limited to, (i)fees and disbursements of its counsel and independent public accountant;(ii) the preparation and mailing of annual and interim reports, Prospectuses, SAis, and proxy materials to shareholders; (iii) such other expenses related to the communications with persons who are shareholders of the Trust/IC; and (iv) the qualifications of Shares for sale under the securities laws of such jurisdictions as shall be selected by the Trust/IC, and the costs and expenses payable to each such jurisdiction for continuing   qualification  therein.     In  addition,  the  Trust/IC  shall  bear  all  costs  of preparing, printing, mailing and filing any advertisements and sales literature. ACC does not assume responsibility for any expenses not assumed hereunder.

8.         Compensation.   As compensation for the services performed and theexpenses assumed by ACC under this Agreement, the Trust/IC solely pursuant to its Rule 12b-l  Plan and/or  the RIA will pay to ACC, as promptly as possible after receipt of a monthly  or  quarterly  invoice, a  fee  for  services  as  set  forth  in  Schedule  B to  this Agreement.

Initial   /s/

For the RIA

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For the Trust/JC

9.

Status of ACC.  ACC is an independent  contractor and shall be agent of the Trust/IC only with respect to the sale and redemption of Shares.

10.

Indemnification

a.

The Trust/IC agrees to indemnify, defend, and hold ACC, its officers and directors, and any person who controls ACC within the meaning of Section 15 of 1933 Act ("ACC entities"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigation or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that ACC its officers, directors, or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any (i) untrue statement of a material fact contained in the Registration Statement, Prospectus, SAl or sales literature, (ii) omission to state a material fact required to be stated in the either thereof or necessary to make the statements therein not misleading, or (iii) failure by the Trust/IC to comply with the terms of the Agreement; provided, that in no event shall anything contained herein be so construed as to protect ACC against any liability to the Trust/IC or its shareholders to which ACC would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement.

b.

The Trust/IC shall not be liable to ACC or ACC entities under this Agreement with respect to any claim made against ACC or any person indemnified unless ACC or other such person shall have notified the Trust/IC in writing of the claim within 10 days of such receipt after the summons or other first written notification giving information of the nature of the claim shall have been served upon ACC or such other person (or after ACC or the person shall have received notice of service on any designated agent.) However, failure to notify the Trust/IC of any claim shall not relieve the person against  whom  such  action  is  brought  otherwise  than on account of this Agreement.

c.

The Trust/IC shall be entitled to participate at its own expense in the defense  or, if it so elects,  to assume  the defense  of any suit brought to enforce any claims subject to this Agreement.   If the Trust/IC  elects  to  assume  the  defense  of  any  such  claim,  the defense shall be conducted by counsel chosen by the Trust/IC and satisfactory  to indemnified  defendants in the suit whose approval shall not be unreasonably withheld.  In the event that the Trust/IC elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them.  If the Trust/IC does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.   The Trust/IC agrees to promptly notify ACC of the commencement of any litigation or proceedings against it or any its officers, directors or trustees in connection with issuance or sale of any of its Shares.

d.

ACC  agrees  to  indemnify,  defend,  and  hold  the  Trust/IC,  its officers  and  trustees, and  any person  who  controls  the Trust/IC within  the  meaning  of  Section  15  of  the  1933  Act,  free  and harmless from and against any and all claims, demands, liabilities, and  expenses  (including  the  cost  of  investigation  or  defending against  such  claims,  demands,  liabilities  and  any  counsel  fees incurred in connection therewith) that the Trust/IC, its trustees or officers, or any such controlling person may incur under the 1933 Act, or  under common  law  or  otherwise,  resulting  from  ACC's willful  misfeasance,  bad  faith  or gross  negligence  in  the performance of its obligations and duties under this Agreement, or arising out of or based upon any untrue statement of a material fact contained  in  information  furnished  in  writing  by  ACC  to  the Trust/IC for use in the Registration Statement, Prospectus or SAl arising out of or based upon any omission to state a material fact in connection with such information required to be stated in either thereof or necessary to make such information not misleading.

e.

ACC  shall  be entitled  to participate,  at  its own  expense,  in  the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if ACC elects to assume the defense, the defense shall be conducted by counsel chosen by ACC and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld.  In the event that ACC elects to assume the defense of any suit and retain counsel,  the defendants  in the suit  shall  bear  the fees  and  expenses of  any  additional  counsel retained by them.  If ACC does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them. ACC agrees to promptly notify the Trust/IC of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with issuance or sale of any of the shares.

11.

Duration and Termination.

a.

This  Agreement shall  become effective on  the date first  written above or such later date as indicated in Schedule  A and, unless sooner terminated by as provided herein, will continue in effect for two  years  from   the  above   written  date.      Thereafter,   if  not terminated, this Agreement shall continue in effect for successive bi-annual periods, provided that such continuance is specifically approved  at  least  annually  (i)  by  a  vote  of  a  majority  of  the Trust/IC's  Board who are neither interested persons (as defined in the 1940 Act) of the Trust/IC ("Independent  trustees/directors")  or of  ACC,  cast  in person  at  a  meeting  called  for  the  purpose of voting on such  approval,  and (ii) by the Board or  by vote of a majority of the outstanding voting securities of the Trust/IC.

b.

Notwithstanding the foregoing, this Agreement may be terminated in its entirety at any time after one year, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent trustees/directors, or by vote of a majority of the outstanding voting securities of the Trust/IC on sixty days' written notice to ACC, or by ACC at any time, without the payment of any penalty, on sixty days written notice by ACC to the Trust/IC.  This Agreement   will   automatically   terminate   in   the   event   of   its assignment.

12.       Privacy.  Nonpublic personal financial information relating to consumers or customers of the Trust/IC provided by, or at the direction of, the Trust/IC and or the RIA to ACC, or collected or retained by ACC to perform its duties as distributor, shall be considered  confidential   information.  ACC  shall  not  disclose  or  otherwise  use  any nonpublic personal financial information relating to present or former shareholders of the Trust/IC other than for the purposes for which that information was disclosed to ACC, including use under an exception in Rules 13, 14 or 15 of the Securities and Exchange Commission  Regulation  S-P  in  the  ordinary  course  of  business  to  carry  out  those purposes.   ACC shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality  and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers  of the Trust/IC.   The Trust/IC represents to ACC that it has adopted a statement of its privacy policies and practices as required by Securities and Exchange Commission  Regulation S-P and agrees to provide ACC with a copy of that statement annually.

13.  Anti-Money  Laundering Compliance.   Each of ACC, the Trust/IC and the RIA acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively,  the "AML Acts"), which require, among other  things,  that  financial  institutions  adopt  compliance  programs  to  guard  against money laundering.  Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects.

ACC  shall  include  specific  contractual  provisions  regarding  anti-money laundering compliance obligations in agreements entered into by it with any dealer that is authorized to effect transactions in Shares.

Each of  ACC  and the Trust/IC  agree  that it will take  such  further  steps, and cooperate  with the other as may be reasonably necessary, to facilitate compliance  with the  AML  Acts,  including  but  not  limited  to  the  provision  of  copies  of  its  written procedures, policies and controls related thereto ("AML Operations").   ACC undertakes that it will grant to the Trust/IC, the Trust/IC's anti-money laundering compliance officer and regulatory agencies, reasonable access to copies of its AML Operations, books and records pertaining to the Trust/IC only.   It is expressly understood  and agreed that the Trust/IC  and the Trust/IC's  compliance  officer  shall have no access to any of ACC's AML Operations, books or records pertaining to other clients of ACC.

14.       Confidentiality.     During  the  term  of  this  Agreement,  ACC  and  the Trust/IC and RIA may have access to confidential information relating  to such matters as either party's  business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients.   As used in this Agreement, "Confidential  Information"  means information belonging to ACC or the Trust/IC or the RIA which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales  information or plans, customer  lists, business plans,  and   all  provisions  of   this   Agreement.      Confidential   Information   includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known without breach of this Agreement, (ii) the information  is disclosed  to the other party by a third party  not  under  an  obligation   of  confidential ity  to  the  party  whose   Confidential Information is at issue of which the party receiving the information should reasonably be aware, or (iii) the information is independently developed by a party without reference to the other's Confidential Information.   Each party will protect the other's Confidential Information  with  at  least  the  same  degree  of  care  it  uses  with  respect  to  its  own Confidential  Information, and will  not  use  the other party's  Confidential  Information other than in connection with its duties and obligations hereunder.   Notwithstanding  the foregoing, a party may disclose  the other's Confidential Information  if (i)  required by law, regulation  or legal process or if requested  by any governmental  agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other party; provided that in the event of (i) or (ii) the disclosing party shall  give  the  other  party  reasonable  prior  notice  of  such  disclosure  to  the  extent reasonably practicably and cooperate with the other party (at such other party's expense)in any efforts to prevent such disclosure.

15.       Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination  is sought. This Agreement may be amended with the approval of the Board or of a majority of the outstanding  voti ng securities of the Trust/IC;  provided, that in either case, such amendment also shall be approved by a majority of the Independent trustees/directors  and the RIA provided, that in either case, such amendment also shall be approved by an authorized representative of the RIA.

16.       Limitation of Liability. The Board and shareholders of the Trust/IC shall not be personally liable for obligations of the Trust/IC in connection with this Agreement.

  17.       Notices.  Any notice provided hereunder shall be sufficiently given when sent by registered  or certified  mail  to the  party required  to be served  with such notice  at the following  address:  if  to the  Trust/IC,  PSG Capital Management  Trust, 8161 Maple Lawn Blvd. Suite 400, Maple Lawn, MD 20759 Attn: Robert Carson  if to the RIA, PSG Investment Advisors, LLC, 8161 Maple Lawn Blvd. Suite 400, Maple Lawn, MD 20759 Attn: Robert Carson; and if to ACC, One Chagrin Highlands, 2000 Auburn Drive, Suite 120, Cleveland, Ohio 44122, Attn: Gregory Getts, with a copy to such other address as such  party may from time to time specify in writing to the other  party pursuant to this Section.

18.

Miscellaneous.

The   captions   in  this   Agreement   are  included   for

convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.   As used in this Agreement, the terms "majority of the outstanding voting securities", "interested person", and "assignment" shall have the same meaning as such terms have in the 1940 Act.

19.      Arbitration.  You  hereby agree to settle by arbitration  any controversy between  you  and  ACC, or  its  affiliates,  or  its  or  their  respective  officers,  directors, employees  or agents which controversy  arises out of this Agreement  between  you and ACC   or   which   relates   to   any   Client's   Account,   Client   authorizations,   Account transactions,  or in any way arising out of your relationship to your Clients or to ACC. Such arbitration  will be conducted by, and according to the securities  arbitration  rules then in effect of, the American Arbitration Association, FINRA, the New York Stock Exchange  or  any  other  U.S.-based   national  securities  exchange  registered  with  the Securities and Exchange Commission. Arbitration may be initiated by serving or mailing a written notice.  The notice must specify which forum will hear the arbitration.  This specification  will be binding on  both parties.   Any award the arbitrator  makes will be final, and judgment on it may be entered in any court having jurisdiction.

20.       Governing Law.  This Agreement shall be construed in accordance  with the laws of the State of Ohio and the 1940 Act.  To the extent that the applicable laws of the State of Ohio conflict with the applicable provisions of the 1940 Act, the latter shall control.

signature  page follows

IN WITNESS WHEREOF, the parties hereto  have caused this Agreement  to be executed by their officers designated as of the day and year first above written.

ATTEST:

PSG Capital Management Trust

     /s/Robert Carson

By: Robert Carson

Title: Chief Executive Officer

ATTEST:

PSG Investment Advisors, LLC

/s/Robert Carson

Title: Managing Member

ATTEST:

Arbor Court Capital, LLC

/s/Christopher R. Barone

By: Christopher R. Barone

Title: President

SCHEDULE A

to the DISTRIBUTION AGREEMENT  between

PSG Capital Management Trust and Arbor Court Capital

Pursuant to Section 1 of the Distribution Agreement among PSG Capital Management Trust (the "Trust/IC") and Arbor Court Capital ("ACC"), the Trust/IC hereby appoints ACC as its agent to be the principal underwriter of the Trust/IC with respect to its following series:

PSG Tactical Growth Fund

69362Y102

PSGTX

For the Trust/IC

 For the RIA

Dated: March 28, 2014

Dated: March 28, 2014

Initial: /s/

Initial: /s/

SCHEDULE Bto the

DISTRIBUTION AGREEMENT

between

PSG Capital Management Trust and Arbor Court Capital

The  service  fee  schedule  for  Distribution  Services  provided  by  Arbor  Court

Capital ("ACC") for PSG Capital Management Trust are:

•

$7,000 per annum for the first portfolio or fund; $1,500 per annum for each additional  portfolio or fund with the fund family or managed  by identical RIA.

•

Advertising reviews are conducting by ACC's Chief Compliance Officer at a rate of $150/hour (Typically new marketing pieces require 1 to 3 hours to review depending on the number of changes required). Existing marketing pieces previously approved by FINRA using another distributor  require an initial review but typically are acceptable by ACC along with the documentation of that previous approval.

•

$2,400 per annum  per FINRA  registered  reps employed  by the Trust/IC wherein ACC is asked to carry the FINRA license plus the costs of email archive and review.

•

ACC reserves the right to pass-along FINRA assessments, State Registration Fees, or fees invoiced to ACC as a result of platform, dealer, or registered representative relationships required by Trust/IC and/or the RIA. Fees for NSCC Fund/SERV processing will also pass through and be invoiced to the Trust/RIA.

•

All fees are payable on a monthly basis. ACC reserves the right to invoice quarterly.

For the Trust/JC

For the RIA

Dated: March 28, 2014

Dated: March 28, 2014

Initial: /s/

Initial: /s/